UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 22, 2013 (July 19, 2013)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On July 19, 2013, First Industrial Realty Trust, Inc. (the “Company”), First Industrial, L.P. (the “Operating Partnership”), Wells Fargo Bank, N.A (“Wells Fargo”) and certain other lenders entered into an amendment and restatement (the “New Credit Facility”) of that certain Unsecured Revolving Credit Agreement dated as of December 14, 2011 among the Operating Partnership, the Company, Wells Fargo and the other lenders thereunder (the “Old Credit Facility”).

The New Credit Facility commitment is for an aggregate $625 million of revolving borrowings by the Operating Partnership, which the Operating Partnership may request be increased by up to $200 million, subject to certain conditions, to an aggregate $825 million of revolving borrowings. The New Credit Facility provides for interest-only payments initially at LIBOR plus 145 basis points, based on the Company's leverage ratio. In the event the Company achieves an investment grade rating from one of certain rating agencies, the rate may be decreased, at the Operating Partnership's election, based on the Company's investment grade rating. The New Credit Facility matures on September 29, 2017, unless extended an additional one year at the Operating Partnership's election, subject to certain conditions. The Company has fully and unconditionally guaranteed payment of borrowings under the New Credit Facility. The Operating Partnership intends to use the New Credit Facility for general business purposes, including, without limitation, working capital needs, repayment of indebtedness and the acquisition and development of property. Each of the Company and the Operating Partnership has had or may have with one or more of the lenders party to the New Credit Facility customary banking relationships through which a variety of financial services are, were or will be provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.

The description herein of the New Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the New Credit Facility filed as Exhibit 10.1 hereto.

The Old Credit Facility commitment was for a $450 million of revolving borrowings, which could be increased, subject to certain conditions, to $500 million. As of the July 19, 2013, the Old Credit Facility provided for interest only payments at LIBOR plus 170 basis points.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01: Regulation FD Disclosure.

On July 22, 2013 the Company issued a press release with respect to the New Credit Facility. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.

The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01: Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013 among First Industrial, L.P., First Industrial Realty Trust, Inc., Wells Fargo Bank, N.A and the other lenders thereunder

99.1	First Industrial Realty Trust, Inc. Press Release dated July 22, 2013 (furnished pursuant to Item 7.01)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
Date: July 22, 2013	By:	/s/ John W. Lee
John W. Lee
General Counsel